Exhibit 15.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-267837) on Form S-8 of our report dated 7 June 2022, with respect to the consolidated financial statements of Rentokil Initial plc.

/s/ KPMG LLP

London, United Kingdom

8 February 2024